UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2014

Tootie Pie Company, Inc.

(Exact name of registrant as specified in its charter)

NV	333-135702	72-1602919
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

129 Industrial Drive, Boerne, TX 78006

(Address of principal executive offices)(Zip Code)

(210) 737-6600

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy

Effective July 3, 2013, Tootie Pie Company, Incorporated (the “Company”) filed a Chapter 11 Bankruptcy Petition in the United States Bankruptcy Court, Western District of Texas seeking to re-organize. The case is filed under cause number 13-51808 and has been assigned to Judge Craig A. Gargotta. The Company has filed a Disclosure Statement and a Proposed Plan of Reorganization with the Court. A final hearing on the Company’s Disclosure Statement and a hearing for confirmation of the Company’s Plan of Reorganization as modified is set for March 24, 2014 at 10 am. A copy of the Notice of Hearing and the key documents with exhibits were filed on Form 8-K on February 24, 2014 attached thereto as Exhibits 99.1-.4. A First Supplement dated February 27, 2014 to the First Amended Disclosure Statement dated February 14, 2014 relating to revised projections for operations and other matters is attached hereto as Exhibit 99.1 In addition, the Debtor is asking the Bankruptcy Court to approve two motions. One would allow additional debtor-in-possession (“DIP”) financing through the Effective Date of the Company’s proposed Plan of Reorganization and is attached hereto as Exhibit 99.2. A second motion would allow parties that have provided factoring financing during bankruptcy to exchange their administrative claim for unsecured notes and, at their option, to exchange the notes for Series A Convertible Preferred Stock of the Company and is attached hereto as Exhibit 99.3.

Exhibit No.	Description

99.1	First Supplement to the First Amended Disclosure Statement dated February 14, 2014

99.2	Motion for Approval of DIP Financing

99.3	Motion for Approval of Exchange of Factoring Financing for Unsecured Notes and Eventually for Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOOTIE PIE COMPANY, INC.

Date: February 27, 2014	By:	/s/ Leslie E. Doss
Leslie E. Doss
Interim Chief Executive Officer